UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2006

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2006, Edward H. Rensi was elected to serve on the Board of Directors of Great Wolf Resorts, Inc. (the "Company") as a new independent director. Mr. Rensi becomes the seventh member of the Company's Board of Directors.

Mr. Rensi is not a party to any arrangement or understanding with any person pursuant to which Mr. Rensi was elected as a director, nor is Mr. Rensi a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Rensi's election to the Board of Directors is attached hereto as Exhibit 99.1.

On November 21, 2006, Joseph V. Vittoria was elected to serve on the Board of Directors of the Company as a new independent director. Mr. Vittoria becomes the eighth member of the Company's Board of Directors. Mr. Vittoria was also appointed Chairman of the Board of Directors.

Mr. Vittoria is not a party to any arrangement or understanding with any person pursuant to which Mr. Vittoria was elected as a director, nor is Mr. Vittoria a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Vittoria's election to the Board of Directors and appointment as Chairman is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated November 20, 2006.

99.2 Press release dated November 21, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

November 22, 2006	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 20, 2006
99.2	Press release dated November 21, 2006